UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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MAGIC LANTERN GROUP, INC. (Name of Registrant as Specified in its Charter) and (Name of Person(s) Filing Proxy Statement)

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MAGIC LANTERN GROUP, INC.

PROXY STATEMENT
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

                You are cordially invited to attend the annual meeting of our shareholders. We are also soliciting shareholder approval for an amendment to our stock option plan so as to permit performance-related vesting. The accompanying proxy statement describes the proposals and the reasons for their recommendation by our board of directors. The record date for shareholders entitled to vote at the meeting is October 14, 2003. Information about the annual meeting and the proposals is summarized below.

Annual Meeting

Date: November 3, 2003 Time: 9:00 a.m.	Place:	The Harvard Faculty Club 20 Quincy Street Cambridge, Massachusetts 02138

Proposals to be Voted On

Item 1. Election of Directors

Item 2. Amendment to Stock Option Plan

By order of the Board of Directors October 22, 2003	Robert A. Goddard Interim Chief Executive Officer and Acting Chief Financial Officer

MAGIC LANTERN GROUP, INC.

General Information

Introduction

                This proxy statement was prepared by management of Magic Lantern Group, Inc., formerly named JKC Group, Inc, and before that Stage II Apparel Corp. (the "Company"), and was first mailed to our shareholders on October 23, 2003. The purpose of this proxy statement is to solicit votes on the election of directors and an amendment to our stock option plan (the "Proposals") at the annual meeting on November 3, 2003 or any adjournment thereof. This proxy statement describes the Proposals and the reasons for their recommendation by our board of directors (the "Board"). The Proposals described in this proxy statement are the only matters to be voted on at the meeting. If other matters are raised at the meeting, they will not be considered to be properly presented.

Voting on the Proposals

                You can vote your shares if you hold them on the record date of October 14, 2003. On that date, there were 66,197,267 shares of our common stock outstanding. The election of the Company's directors requires a plurality of the votes cast in person or by proxy at the meeting. Approval of Proposal 2 for the amendment to the stock option plan requires affirmative votes by holders of a majority of the shares voting in person or by proxy at the annual meeting.

Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the accompanying proxy card and returning it in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as instructed on the card. If you do not indicate your vote on a Proposal, the proxyholders will vote in favor of the Proposal. You can change your vote any time before the annual meeting by returning a new proxy card or revoking a previously mailed proxy card by notice to the Company's secretary. Our address is Magic Lantern Group, Inc., 1075 North Service Road West, Suite 27, Oakville, Ontario, Canada, L6M 2G2, and our telephone number is (905) 827-2755. You can also attend the annual meeting and vote your shares in person, even if you have previously submitted a proxy card.

                We will hold the annual meeting on the scheduled date as long as holders of a majority of the shares entitled to vote return signed proxy cards or attend the meeting. We will count your shares toward this quorum requirement as long as we receive your signed proxy card, even if you vote to abstain on all Proposals or fail to vote. If your shares are held in "street name" by a broker, bank or other nominee, they should give you instructions for voting the shares. Usually, they will vote the shares on your behalf and at your direction. Your broker or other nominee may refrain from voting your shares held in its street name if you do not tell the nominee how to vote those shares. In that case, they will be treated as broker nonvotes. Any broker nonvotes will count for the quorum requirement but not for approval of any Proposal. See "Additional Information."

Voting by Affiliates

                Approximately 44.6% of our common stock outstanding on the record date is owned by Zi Corporation. An additional 5% of our common stock outstanding on that date is held by our officers and directors. See "Principal Shareholders." Zi Corporation, and the Company's officers and directors have indicated that they intend to vote their shares for the approval of the nominees for director and the proposal to amend the stock option plan. Accordingly, presuming quorum is achieved, approval of the Proposals is virtually assured.

Forward Looking Statements

                This proxy statement includes forward looking statements within the meaning of Section 21E of the

Securities Exchange Act of 1934 (the "Exchange Act") relating to matters such as anticipated operating and financial performance, business prospects, developments and results of the Company. Actual performance, prospects, developments and results may differ materially from anticipated results due to economic conditions and other risks, uncertainties and circumstances partly or totally outside the control of the Company, including fluctuations in market demand for products or services, changes in future cost of sales, performance risks and uncertainties in the availability and cost of capital. Words like "anticipate," "expect," "intend," "plan" and similar expressions are intended to identify forward looking statements, all of which are subject to these risks and uncertainties.

Proposal 1 - Election of directors

                Seven directors are to be elected at the annual meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company's directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors.

                Howard Balloch, 51, was selected as a director of the Company in November 2002 in connection with the Company's acquisition of Magic Lantern Communications Inc. and its affiliates (the "Lantern Transactions"). Mr. Balloch was Canada's Ambassador to China for more than five years, retiring from the Canadian Foreign Service in August 2001. Mr. Balloch has served as a director of Zi Corporation and Chairman of its Oztime subsidiary since August 2001. Zi Corporation holds 45% of our outstanding shares following our acquisition of Magic Lantern form Zi Corporation.

                Richard Siskind, 56, joined the Company as President, Chief Executive Officer and director in May 1998 and served as President and Chief Executive Officer until the completion of the Company's acquisition of Magic Lantern. He has been in the apparel business for over 30 years, serving in a variety of roles and positions. By 1977, Mr. Siskind had assumed the position of president of David Small Industries, Inc. In 1982, he co-founded Apparel Exchange, Inc., an affiliated company. Both companies sold off-price men's, women's and children's apparel and reached sales aggregating over $100 million by 1989. Mr. Siskind sold both companies in 1989. In 1991, he founded R. Siskind & Co. He is a director, sole shareholder and chief executive officer of R. Siskind & Co., which is in the business of purchasing top brand name men's and women's apparel and accessories, and redistributing it to a global clientele of upscale off-price retailers.

                Michael R. Mackenzie, 46, has served as a director of the Company since November 2002, having also joined the Board in connection with Lantern Transactions. Mr. Mackenzie has been the Director General and Managing Partner of Champagne Jacquesson & Fils, Dizy since 1998. He. was the Director of Jefferies Pacific Limited, Hong Kong, from 1994 to 1997 and is the Chairman of Mayfair Cellars Group, London and of Tasmanian Vineyards Pty. Mr. MacKenzie has served as director of three of Zi Corporation's Bermuda subsidiaries since July 2000 and as a Director of The Lindsell Train Investment Trust PLC since 2000. Mr. Mackenzie has served as a director of Zi Corporation since June 2001.

                Michael Lobsinger, 52, has served as a director of the Company since November 2002, having also joined the Board in connection with Lantern Transactions. Mr. Lobsinger has been chief executive officer of Zi Corporation since 1993 and President of Zi Corporation from 1993 to 2000. Mr. Lobsinger has also served as a director of Zi Corporation since 1987. Prior to joining Zi Corporation, he was engaged in various entrepreneurial ventures in real estate development, mining projects and the oil and gas industry.

                Richard Geist, 59, was added to the Board in 2002 as a nominee of Alpha Omega Group in connection with its equity infusion (the "AOG Transactions"). He is President of The Institute of Psychology and Investing, a management consulting firm he joined in 1994. He also publishes a micro-cap market newsletter, Richard Geist's Strategic Investing, and writes independent research reports for small and emerging companies. Dr. Geist serves as a Clinical Instructor in the Department of Psychiatry (Psychology) at Harvard Medical School and as a member of the Faculty of the Massachusetts Institute for Psychoanalysis. He is also a member of David Dreman's Institute of

Psychology and Markets and Associate Editor of the Journal of Behavioral Finance. Dr. Geist received his undergraduate degree and Doctorate in Psychology from Harvard University.

                Stephen Encarnacao, 54, has been a director of the Company since January 2003. Mr. Encarnacao is currently the Chief Marketing Officer of BrainShift Inc. His extensive background in brand and executive management in such well-known consumer products companies as H. J. Heinz, Synectics, Reebok International, Puma and Converse spans over three decades. He is a director and private investor in AirCardio Labs Inc, Blackburne Advanced Racquet Systems, Brand Leaders International.Ltd, Brainshift Inc. and Secure Enterprise Technology.

                Tammy Wentzel, 40, is a nominee to the Board who has not previously served as a director of the Company. Ms. Wentzel is a certified public accountant and has been working in such capacity at Denman & Co. LLP, Certified Public Accountants since 1983. Ms. Wentzel's practice focuses on accounting for companies in a variety of sectors based on generally accepted accounting principles (GAAP) and auditing based on generally accepted accounting standards (GAAS). Particularly, she is experienced in business tax matters and financial statement preparation. Ms. Wentzel has an Associate of Arts Degree in Accounting from AIB College of Business and is a member of the American Institute of Certified Public Accountants and The Iowa Society of Certified Public Accountants.

Additional Information about the Board

                Actions by the Board in 2002. During 2002, the Board took action, either at meetings or by consent, on a total of five occasions. No current director who served in such capacity during 2002 has attended or participated in fewer than 75% of these meetings or action by consent.

                Committees and Committee Meetings. The Board has an Audit Committee and a Compensation Committee. Prior to the AOG Transactions, both committees were comprised of Robert Greenberg and Barry Fertel. Following the AOG Transactions, the Board appointed Kathryn E. Braithwaite and Richard Geist to its Audit Committee and James J. Thomas, II and Richard Geist to its Compensation Committee. Following the Lantern Transactions, Kathryn Braithwaite resigned from the Board and the Audit Committee was expanded to include Pierre Arbour, who resigned in March. Also in connection with the Lantern Transactions, Michael Lobsinger, Michael Mackenzie and Richard Siskind were appointed to the Compensation Committee. In January 2003, Stephen Encarnacao was selected to serve on the Audit Committee. It is expected that Tammy Wentzel, a nominee to the Board, will serve as a member of the Audit Committee upon her election. Each of the members of the Audit Committee meet the independence requirements of the American Stock Exchange.

                The Audit Committee charter, detailing the responsibilities of the Audit Committee, is attached as Exhibit A to this proxy statement.

                Compensation of Directors. No fees were paid to directors of the Company during 2002.

                Beneficial Ownership Reporting. Based on a review of reporting forms filed with the Securities and Exchange Commission by officers and directors of the Company to disclose changes in their beneficial ownership of the Company's common stock, none of the Company's officers or directors failed to file any required reports on a timely basis during 2002.

Executive Compensation

                In November 2002 and in connection with the Lantern Transactions, the company's management, except for Richard Siskind, relinquished their management roles in favor of Magic Lantern's management group. As part of the transaction, the Company entered into a management agreement with Mr. Siskind, providing for his services as CEO and for support services from other R. Siskind & Co personnel. See "Management Agreements" below.

Compensation of Named Executive Officers

                The following table sets forth the total remuneration paid during the last three years to the chief executive officer and any executive officers of the Company who earned over $100,000 in any of those years.
Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other(1)	Long Term Compensation Option/SAR Awards (#)	All Other Compensation

Harvey Gordon(2)	2002	$14,000	---	---	500,000	---

Richard Siskind(3) President and CEO	2002	$188,000	---	---	200,000	---
	2001	200,000	---	---	---	---
	2000	200,000	---	---	---	---
(1) Perquisites and other benefits did not exceed 10% of any named officer's total annual salary.
(2) For the period from November 7, 2002 to December 31, 2002.
(3) Served as an executive officer of the Company until November 7, 2002.

Stock Options

                Prior to the AOG Transactions, we maintained four stock option plans adopted since 1994 ("Old Compensatory Plans"). Three of these are compensatory, designed to supplement or replace employee salaries and director fees with options for an aggregate of up to 2.2 million shares of the Company's common stock. The fourth such plan was adopted in connection with the 1998 change of control, which occurred as a result of the purchase by Richard Siskind of 1.9 million shares of common stock from the Company's original founders. As part of that transaction, Mr. Siskind granted options to the Company's founders to reacquire a total of 1.5 million shares from him at exercise prices ranging from $.50 to $1.50 per share (the "Founder's Options"), and the Company issued to Mr. Siskind options to purchase up to 1.5 million newly issued shares of common stock on the same terms as the Founders Options, exercisable only to the extent the Founders Options are exercised (the "Mirror Options"). Later that year, Founder's Options covering 1,350,000 shares of common stock were acquired from the holders by Jon Siskind, a former officer and director of the Company and the son of Richard Siskind.

                The Company implemented the Old Compensatory Plans to provide officers, key employees and directors an opportunity to acquire or increase their proprietary interests in the Company, adding to their incentive to contribute to its performance and growth. The exercise price for options granted under these plans was fixed by a Compensation Committee of the Board at 100% of the market price of the common stock on the date of the grant. Each option is exercisable for periods of up to ten years from the date of grant, or three months after termination of employment, with certain exceptions.

                Options granted under the Old Compensatory Plans covering a total of 1,877,000 shares of our common stock were outstanding prior to our transaction with AOG at exercise prices ranging from $.30 to $1.00 per share. As part of the AOG Transactions, the Board adopted a new plan (the "Replacement Option Plan"), providing for the exchange of each stock option then outstanding with a new option, exercisable for three years thereafter for the same number of shares at an exercise price of $.50 per share or the exercise price of the exchanged option, if less than $.50 per share. Because the AOG Transactions constituted a change of control triggering the immediate vesting of any unvested options under the terms of the Old Compensatory Plans, all of the replacement options vested immediately upon issuance. In June 2002, 170,000 options granted in connection with the AOG Transactions were exercised at a price of $.27 per share (Richard Siskind exercised 50,000 options and each of Beverly Roseman, Jon Siskind, and Neil Siskind exercised 40,000 options). The following table shows options issued under the Replacement Option Plan at the closing of the AOG Transactions in April 2002. Because the exercise prices of all the options exceeded the prevailing market prices for the common stock on the issuance date, no dollar value is presented for the listed options.

Grants under the Replacement Option Plan

		Old Options			Replacement Options
Name of Holder	Position	Number of Shares Covered	Exercise Price	Dollar Value	Number of Shares Covered	Exercise Price	Dollar Value

Richard Siskind	President	900,000	$ .75	$---	900,000	$ .50	$---
		400,000.81		---	400,000.50		---
		500,000(1)	1.50	---	500,000.50		---
		500,000(1)	1.00	---	500,000.50		---
		476,000(1)	.50	---	476,000.50		---
Beverly Roseman	Vice President	75,000.81		---	75,000.50		---
		150,000.63		---	150,000.50		---
Jon Siskind	Vice President	75,000.81		---	75,000.50		---
		150,000.63		---	150,000.50		---
Neil Siskind	Vice President	15,000.44		---	15,000.44		---
		100,000.30		---	100,000.30		---
Other Employees (3 persons)		12,000.81		---	12,000.50		---

(1)					Represents Mirror Options, which are exercisable only to the extent of any exercise of the corresponding Founders Options. See "Background" above.

                During 2002, no options were granted under the Old Plans to the Company's named executive officers. The following table sets forth information as of December 31, 2002 on stock options held by the named executive officers under the Old Compensatory Plans. No dollar value is provided for options listed in the table since the exercise price of the options exceeded the market price for the common stock at year end.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year End Option Values
Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Year End	Value of Unexercised In-the-Money Options at Year End

Richard Siskind	None	N/A	1,300,000	N/A
Neil Fox	None	N/A	20,000	N/A

Management Agreements

                Prior to May 2001, the Company and Richard Siskind were parties to a management agreement, providing for Mr. Siskind's employment as President and Chief Executive Officer for a three-year term that began with the 1998 change of control. In accordance with his management agreement, Mr. Siskind arranged a new credit facility for the Company, part of which he guaranteed, to provide the Company with adequate financial flexibility at lower costs than its prior facility. Consistent with his objective of reducing the Company's overhead, Mr. Siskind received an annual salary of $200,000 for his services under the Management Agreement. In lieu of salary at a market rate, the Management Agreement provided for his receipt of the Mirror Options and the options issued to him under the other Old Compensatory Plans.

                As part of the AOG Transactions, the Company entered into a new management agreement with R. Siskind & Co. and Richard Siskind providing for various transitional accommodations and services from R. Siskind & Co. and Mr. Siskind for a period of up to five months pending the Company's relocation. These include:

▪	The Company's continued use of the showroom space within the R. Siskind & Co. offices, at no cost to the Company
▪

Apparel inventory sales services of R. Siskind & Co. personnel, also without cost to the Company other than related shipping and warehousing charges plus customary administrative costs and sales commissions

▪

Restructuring of the Company's indebtedness to R. Siskind & Co. to limit its recourse for repayment to proceeds from settlement of the Company's litigation against its domestic licensee of its Cross Colours trademark

▪

Apparel inventory, litigation management and related services during the transition period from Mr. Siskind, who reserves the right to retain the office and authority of President of Stage II pending the sale of all or substantially all the Company's apparel inventory in place as of the Closing

▪	A lock up on sales of the Company's common stock held by Mr. Siskind through April 15, 2003

                Following the acquisition of Magic Lantern by Zi, Zi entered into employment agreements with four employees of the Company and/or a subsidiary of the Company for a term of three years effective March 18, 2002, at annual base salaries aggregating approximately $263,000, $266,000, and $269,000 for each of the first three years of the contracts. In addition, these contracts provide for annual automobile allowances in the aggregate amount of approximately $22,000. All contracts can be extended for an additional two years and may be terminated by either party upon 90 days written notice or at any time by the Company for cause.

Compensation Committee Interlocks and Insider Participation

                The Compensation Committee of the Board is responsible for evaluating compensation arrangements for all officers and key employees and for administering the Company's employee benefit plans. The Compensation Committee was comprised of Messrs. Fertel and Greenberg, until November 7, 2002 at which time Messrs. Fertel and Greenberg resigned as directors of the company in connection with the Lantern Transactions and Messrs. Lobsinger, Siskind and Mackenzie were appointed to the Compensation Committee. Except for Mr. Siskind, who served as President and CEO of the Company prior to the Lantern Transactions, none of these directors has ever served as an officer of the Company or any of its subsidiaries or had any related party transactions with the Company in 2002, except that the law firm in which Mr. Fertel is a partner provided legal services to the Company during the year.

Compensation Committee Report on Executive Compensation

                Compensation Policy. During 2002, the Company provided below market compensation for its CEO and no salary for R. Siskind & Co. personnel assigned to its operations, as contemplated by our management agreement with R. Siskind & Co. See "Management Agreements" above. Under our executive compensation structure, we provide market salary to our CEO and provide incentive compensation to our other officers through stock option grants designed to attract and retain qualified executives with interests, as co-owners of the company, identical to those of its unaffiliated shareholders. The Board's objective, reflected in recommendations by the Compensation Committee, is to integrate these compensation components with the annual and long term performance of the company as well as the achievements and contributions of the individual executives. In this way, the Committee believes that the Company's compensation program enables it to balance the relationship between compensation and performance in the best interests of the shareholders.

                Salary Reductions. Commencing in May 1998, management substantially replaced the members of the Company's prior management, who resigned their positions with the Company between August and October 1998. They were replaced by Richard Siskind as President and CEO, Beverly Roseman and Jon Siskind as Vice Presidents and, during 2001, Neil Siskind as a Vice President and Galina Sosonko as Chief Financial Officer. Each agreed to accept stock options in lieu of any salary until the Company achieved sustained profitability, except that Richard Siskind also received a below market salary of $200,000 in accordance with the Management Agreement. On November 7, 2002, then existing management was replaced in connection with our acquisition of Magic Lantern. At that time

Magic Lantern's incumbent management undertook the management of the company. Since the Lantern Transactions, the Board has been recruiting a new management team to implement the Company's business plan. Effective in the second quarter of 2003, Dale Kearns' contract as Interim Chief Financial Officer expired and Robert Goddard was selected to serve as Acting Chief Financial Officer. Subsequently, Harvey Gordon resigned as Chief Executive Officer effective July 31, 2003. Mr. Goddard is assuming Mr. Gordon's duties while a successor is recruited. Management also includes Douglas Connolly as President, Magic Lantern Communications, and President of MLC Ventures, and George Wright as Chief Technology Officer.

                Stock Options. The Committee recommended that the management team added in 1998 receive option grants as the major or sole form of their compensation. In addition to the mirror options awarded to Richard Siskind, See- "Executive Compensation- Employee Benefit Plans", which are not compensatory, Richard Siskind was awarded compensatory options in 1998 to purchase 900,000 shares of common stock at an exercise price of $.75 per share and options to purchase 400,000 shares of common stock at an exercise price of $.8125 per share under a separate compensatory Plan. Prior to 2002, Beverly Roseman and Jon Siskind were each awarded options to purchase 150,000 shares of common stock at an exercise price of $.625 per share and subsequent options to purchase an additional 75,000 shares of common stock at an exercise price of $.8125 per share. Since these option packages vested over three years, no additional options were granted to these officers in 2002 or 2001. During 2001 and 2000, Neil Siskind, a son of Richard Siskind, provided executive services to the Company under our management agreement with the Company and received options to purchase an aggregate of 115,000 shares of common stock at exercise prices ranging from $.30 to $.44 per share. All of the options held by Richard Siskind, Beverly Roseman, Jon Siskind and Neil Siskind prior to our acquisition of Magic Lantern were exchanged under the Replacement Option Plan (see "Executive Compensation") for an equal number of options with an exercise price of $.50. In connection with our acquisition of Magic Lantern we agreed to create a new stock option plan authorizing the grant of options to purchase an aggregate of 4.5 million shares of our common stock, representing 6% of our common stock to provide performance incentives for incumbent management and employees of Magic Lantern, its parent company and its subsidiaries at the time of our acquisition of Magic Lantern. Under this plan Howard Balloch, Michael Mackenzie, Michael Lobsinger, and Pierre Arbour were each awarded 250,000 options and Richard Geist and Richard Siskind were each awarded 200,000 options. In addition, Harvey Gordon was awarded 500,000 options and Dale Kearns was awarded 75,000 options under the plan. These latter options were cancelled in connection with their resignations from the Company. See "Employee Benefit Plans" above.

                Conclusion. The Committee believes that the executive compensation policies implemented through its recommendations serve the interest of the Company's shareholders and the long range goals of the Company.

This report has been approved by the following
members of the Compensation Committee

        Michael Lobsinger         Michael Mackenzie         Richard Siskind

Report of the Audit Committee

                The Audit Committee is responsible for monitoring the Company's internal controls and financial reporting process. The Committee held discussions with representatives of Mahoney Cohen & Company, CPA, P.C., the Company's independent auditors, to review the results of its audit of the Company's financial statements for the year ended December 31, 2002 and its evaluation of the Company's internal controls and financial reporting process. Mahoney Cohen also provided the Committee with information relating to its independence. Based on its discussions with Mahoney Cohen and related meetings with Company management, the Committee recommended that the Board approve the financial statements for inclusion in the company's annual report on Form 10-K for the year ended December 31, 2002 and approve the retention of Mahoney Cohen as independent auditors for 2003.

This report has been approved by the following
members of the Audit Committee

        Richard Geist         Pierre Arbour(1)         Stephen Encarnacao

_______________
 (1) Pierre Arbour resigned as a member of the Audit Committee on April 2, 2003, following preparation of this Report.

Fees Incurred for Services of Mahoney Cohen

                For 2002, the Company incurred $68,161 in fees for audit services rendered by Mahoney Cohen, including review of quarterly statements. Mahoney Cohen did not provide any information technology services to the Company in 2002 but did provide services related to the preparation of federal, state and local tax returns and other related tax matters, for which the Company incurred fees aggregating $11,886 in 2002. The Company also incurred fees in connections with the acquisition of Magic Lantern aggregating $81,483.

Performance Graph

                The following graph compares the yearly percentage change in the Company's cumulative total shareholder return with the cumulative return (assuming reinvestment of dividends) of (i) the Russell 2,000 Index and (ii) an Apparel Index group as published by Value Line. Inc.

Comparison of Five-Year Cumulative Total Return

______________________
 Assumes $100, invested at the end of December 1996 in the Company's common stock, the Russell 2000 Index and the Value Line Apparel Index. Also assumes reinvestment of dividends. Source: Value Line, Inc.

Proposal 2 - Amendment to stock option plan

Reasons for the Proposal

                In November 2002 the shareholders of the Company approved, in connection with the Lantern Transactions, the 2002 Stock Option Plan (the "Lantern Plan"), principally for the purpose of providing equity incentives to the management and employees of the Company's newly-acquired subsidiary. Under the Lantern Plan as originally proposed, all grants of options under the Lantern Plan were to vest and be exercisable over a three-year period. Following the completion of the acquisition, the Compensation Committee, upon recommendation of the Company's management, recommended an amendment (the "Amendment") to the Lantern Plan to provide for performance vesting so that the options' value would be more closely tied to attainment of both Company and individual objectives set by the Compensation Committee. This performance-based vesting is to be reflected in individualized Fixed Performance Option Agreements. In order to make the performance-based vesting meaningful, the maximum term of options would be extended to seven years. The Amendment also permits the Compensation Committee to grant restricted stock under the Lantern Plan, which awards may provide for vesting based on performance. The name of the Lantern Plan will be changed to the "2002 Stock Incentive Plan" to reflect the addition of restricted stock awards to the Lantern Plan. Since under the terms of the Lantern Plan the extension of the maximum term of options requires shareholder approval, the Board is submitting the Amendment for shareholder vote at the Annual Meeting.

Description of the Proposal

                Set forth in Exhibit B to this proxy statement is the text of the Lantern Plan, marked to show the changes to the Lantern Plan to be effected by the Amendment. As noted above, the sole changes to the Lantern Plan are to change the name of the Lantern Plan and to permit the Compensation Committee to set individualized vesting criteria, increase the maximum term of options to seven years, and award restricted stock. The Amendment does not require all options or restricted stock to have performance-based vesting, nor does it specify any particular performance standards. It is expected that options issued to directors will be Standard Options, which do not provide for performance-related vesting, and that options issued to employees will be Fixed Performance Options or a combination of Standard Options and Fixed Performance Options.

Terms of the Lantern Plan

                Covered Shares. The Lantern Plan authorizes the grant of restricted shares and options to purchase an aggregate of 4.5 million shares of our common stock, representing 6% of our common stock outstanding after completion of the Lantern Transactions. Options granted under the Lantern Plan are intended to be treated as nonqualified stock options within the meaning of the Internal Revenue Code (the "Code"). Shares covered by the Lantern Plan may be either previously unissued or reacquired shares. Shares that cease to be subject to an option because of its expiration or termination and shares of restricted stock that are forfeited will again be available for the grant of options until termination of the Lantern Plan.

                Administration. All directors, officers and other employees of Magic Lantern and its parent companies and subsidiaries will be eligible to receive awards of options and restricted stock under the Lantern Plan. As of the date of this proxy statement, the Company has 46 employees. All current and future employees of the Company will be eligible to receive awards under the Lantern Plan, along with all directors of the Company and its subsidiaries. The Compensation Committee of our Board will be responsible for administering the Lantern Plan. Except for initial option grants for a total of 2,050,000 shares of our common stock provided for in the Lantern Plan, the Compensation Committee will have sole discretion to select persons to receive awards, determine the number of shares subject to each grant and prescribe the other terms and conditions of each award. The Lantern Plan provides for the Committee, in making these determinations, to consider the position held by each eligible participant, the nature and value of his or her services and accomplishments, the present and potential contribution of the individual to the success of the Lantern Group and any other factors that the Committee considers relevant. As of the date of this proxy statement, there are outstanding 3,952,000 options to purchase shares under the Lantern Plan, with this number of options not including the Mirror Options.

                Exercise Price of Options. The exercise price of each option granted under the Lantern Plan must be equal to the fair market value of our common stock, as determined by the Compensation Committee at the time the option is granted. Payment in full of the exercise price must be made upon the exercise of each option either in cash, shares of our common stock with a fair market value equal to the exercise price or by a combination of cash and shares equal to the exercise price. The proceeds received upon the exercise of options granted under the Lantern Plan will be used for general corporate purposes.

                Termination. Options granted under the Lantern Plan may not be transferred except to the personal representative of a deceased employee. The Lantern Plan provides for a period of three months during which an option, to the extent vested, may be exercised after the termination of a holder's employment for any reason other than cause, as defined in the Lantern Plan. No options may be granted under the Lantern Plan after the fifth anniversary of the Closing, although the expiration date of previously granted options may extend beyond that date. The maximum term of any option is five years. If the Amendment is approved, the maximum term of any option will be seven years.

                Restricted Stock. The Compensation Committee may impose such restrictions or conditions on the vesting of restricted stock granted under the Lantern Plan as it deems appropriate, including the attainment of performance goals. Shares of restricted stock are subject to forfeiture in accordance with terms established by the Compensation Committee and specified in each individual award agreement. Until the forfeiture provisions of the shares of restricted stock expire, the shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Shares of restricted stock may be issued for no or minimal cash consideration. All terms and conditions of the awards will be specified in the participant's award agreement.

                Adjustments. The number of shares covered by the Lantern Plan and the exercise price of outstanding options are subject to customary antidilution adjustments in the event of any recapitalization or similar change affecting our common stock. In the event the Company sells all or substantially all its consolidated assets, dissolves, merges or consolidates with another company or is involved in a tender offer for all or a substantial portion of its common stock, the Compensation Committee may amend all outstanding options to (1) permit their exercise prior to the effective date of the transaction or terminate unexercised options as of that date, (2) require the forfeiture of all options, provided the Company pays each grantee the excess of the fair market value of the common stock on that date over the option exercise price, or (3) make other provisions that it deems equitable.

                Plan Amendments. The Board may amend the Lantern Plan without further shareholder action, except for a modification that would (1) increase the number of covered shares, (2) extend the maximum option term or the expiration date of the Lantern Plan, (3) permit grants below the fair market value of the common stock on the date of grant or (4) materially increase the benefits or modify the eligibility requirements under the Lantern Plan. No amendment may adversely affect any then outstanding option without the consent of the holder.

Federal Income Tax Matters

                An employee receiving an option under the Lantern Plan will not recognize taxable income upon the grant. Upon exercise of the option, the holder will recognize ordinary income to the extent of the difference between the option exercise price and the fair market value of the stock on the date the option is exercised (the "Compensation Element"). Upon sale of the stock received upon exercise, the holder will generally recognize capital gain or loss equal to the difference between the sale proceeds and the fair market value of the common stock on the date of exercise. The Company generally will be entitled to a federal income tax deduction equal to the Compensation Element upon the exercise of an option.

                A participant receiving an award of restricted stock will not realize taxable income at the time of grant and the Company will not be entitled to a deduction at that time, if the restrictions constitute a "substantial risk of forfeiture" for Federal income tax purposes and the participant has not made an election under Section 83 of the Code. Upon the vesting of the restricted shares, the holder will realize ordinary income in an amount equal to the then fair market value of the shares, and the Company generally will be entitled to a corresponding deduction. Gains or losses realized on sale of the shares will be treated as capital gains and losses, with the basis in the shares equal to the fair market value of the shares at vesting. If the participant makes an irrevocable election under Code Section 83(b), the income may be recognized and measured at the date of grant of the stock and the Company will be entitled to a corresponding deduction equal to the fair market value of the shares at the time of grant The election must be filed no later than 30 days after the date of grant. There will be no further tax consequences at vesting. Gains or losses realized by the participant on sale of the shares will be treated as capital gains and losses. If the participant making the election subsequently forfeits the shares, the participant will not be entitled to any deduction or loss resulting from the forfeiture.

Vote Required

                Under the provisions of our charter, approval of the Amendment Plan requires affirmative votes by holders of a majority of our shares voting in person or by proxy at the annual meeting. The Board recommends that the shareholders vote "FOR" the Proposal to approve the Amendment.

Principal Shareholders

                The following table shows the amount of common stock beneficially owned as of October 14, 2003 by (1) each person who we know owns beneficially more than 5% of the common stock, (2) each director of the Company, (3) each named executive officer and (4) the directors and named executive officers as a group.

5% Shareholders	Address of 5% Beneficial Owners	Common Stock Beneficially Owned(1)	Percentage of Class(1)

Zi Corporation	Suite 2100, 840 7th Avenue SW, Calgary, Alberta, T2P 3G2	29,750,000	44.9%
Marty Steinberg(8)	1111 Brickell Avenue, Suite 2500 Miami, Florida 33131	30,000,000	45.4%
Named Executive Officers and Directors

Harvey Gordon(2)		500,000	Less than 1%
Robert A. Goddard(3)		0	0
Douglas R. Connolly		0	0
George Wright		0	0
Richard Geist(4)		250,000	Less than 1%
Howard Balloch(5)		250,000	Less than 1%
Michael R. Mackenzie(5)		250,000	Less than 1%
Michael Lobsinger(5)		250,000	Less than 1%
Stephen Encarnacao(5)		250,000	Less than 1%
Richard Siskind(6)		3,400,000	5.0%
13

All named executive officers and directors as a group (10 persons)(7)	3,430,000	7.4%

     (1) Base upon 66,197,267 shares of Common Stock outstanding at October 14, 2003. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. Any securities not outstanding which are subject to options, warrants, rights or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Therefore, the percent of all outstanding shares reflected in the table is greater than 100%.

     (2) Harvey Gordon resigned from his position as CEO of the Company effective July 31, 2003. These options terminated as of July 31, 2003.

     (3) Robert A. Goddard became Acting Chief Financial Officer of the Company on June 9, 2003; he is acting as Interim Chief Executive Officer of the Company effective July 31, 2003.

     (4) Represents options to purchase 50,000 shares under the Old Compensatory Plans and 200,000 shares under the 2002 Plan.

     (5) Represents options to purchase shares under the 2002 Plan.

     (6) Includes a total of 1,300,000 shares issuable upon the exercise of options vested under the Old Compensatory Plans and 200,000 shares issuable upon the exercise of options issued under the 2002 option plan. Excludes shares that may be purchased from Richard Siskind by Jon Siskind upon exercise of Founders Options and shares issuable to Richard Siskind upon exercise of the Mirror Options. See "Executive Compensation - Stock Options."

     (7) Includes a total of 3,050,000 shares issuable upon the exercise of options as described above.

(8) Marty Steinberg as receiver for Lancer Offshore Inc, and Lancer Partners LP pursuant to a proceeding captioned Securities and Exchange Commission v. Lauer et al., Case No. 03-80612-CIV-ZLOCH

Certain Transactions

                During 2000, the Company purchased $1.3 million, of inventory from a company controlled by Richard Siskind ("RSC"), the former President, Chief Executive Officer and a director of the Company and sold $474,000 of inventory to RSC. At December 31, 2002 and 2001, the Company was indebted to RSC in the aggregate amounts of $189,000 and $475,000, respectively. In May 2001, the Company issued to RSC a promissory note evidencing $403,000 of the indebtedness, which bears interest at the rate of 8% per annum. At December 31, 2002, the balance outstanding on the promissory note was approximately $176,000. Interest of approximately $10,000 and approximately $21,000 was paid to RSC in 2002 and 2001, respectively.

                The Company utilized showroom, office and warehouse space under sublease arrangements with RSC. For the years ended December 31, 2002, 2001 and 2000, rent expense charged to operations, including warehouse and distribution charges, aggregated approximately $0, $113,000 and $140,000, respectively. The Company has no continuing obligations under these arrangements.

                It is the Company's policy to structure any transactions with related parties only on terms that are no less favorable to the Company than could be obtained on an arm's length basis from unrelated parties.

Additional Information

Proxy Materials and Periodic Reports

                We are currently subject to the informational requirements of the Exchange Act and file reports and other information with the SEC in accordance with those requirements. Our reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices. We file our periodic reports with the SEC electronically, and the SEC maintains a web site providing access to those materials at http://www.sec.gov.

                This proxy statement and related proxy card are being mailed to shareholders on or about October 23, 2003 Upon request, additional proxy materials will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names. Upon request, we will also furnish beneficial owners with copies of our periodic reports incorporated by reference in this proxy statement. See "Incorporation of Documents by Reference."

Cost of Proxy Solicitation

                The cost of preparing and mailing this proxy statement to our shareholders is estimated at approximately $4,000. In addition to the use of the mails for distribution of this proxy statement, proxies for the Proposals may be solicited by our directors and officers, without additional compensation, by personal interview, telephone or otherwise.

Proposals by Shareholders

                We expect to hold our next annual meeting of shareholders during the third quarter of 2004. Any proposal that a shareholder wishes to present for consideration at the 2004 annual meeting must be received by the Company at its principal executive offices no later than December 31, 2003. This date will provide sufficient time for consideration of the proposal for inclusion in our proxy materials for that meeting.

By Order of the Board of Directors

Robert A. Goddard Interim Chief Executive Officer and Acting Chief Financial Officer
Oakville, Ontario October 23, 2003

EXHIBIT A

MAGIC LANTERN GROUP, INC.
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership.

The Audit Committee shall consist of no fewer than two members. The majority of the members of the Audit Committee must meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. Accordingly, a majority of the members must be directors:

  Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

  Who do not receive any consulting, advisory or other compensatory fee from the Company, other than in the member's capacity as a member of the Board or any of its committees.

  Who are not an "affiliated person" (as defined by applicable law or regulation) of the Company or any subsidiary, other than as a member of the board or any of its committees.

  Who are financially literate or, to the extent permitted by applicable stock exchange listing standards, who become financially literate within a reasonable period of time after appointment to the Committee.

  In addition, at least one member of the Committee will have accounting or related financial management expertise and, to the extent practicable, be a "financial expert" (as that term is defined by the Securities and Exchange Commission (SEC)).

  Meetings

  The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  Committee Authority and Responsibilities

  The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

  A1

  The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

  The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

  The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

  The Audit Committee, to the extent it deems necessary or appropriate, shall:
  Financial Statement and Disclosure Matters

  Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

  Review and discuss reports from the independent auditors on:

  All critical accounting policies and practices to be used.
    All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

    Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
  Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.
    Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  A2

  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
    Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  Oversight of the Company's Relationship with the Independent Auditor
  Review and evaluate the lead partner of the independent auditor team.
    Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

    Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
  Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participate in any capacity in the audit of the Company.
    Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

  Compliance Oversight Responsibilities
  Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.
    Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
    Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.
  Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  Limitation of Audit Committee's Role

  A3

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

  A4

  EXHIBIT B

  MAGIC LANTERN GROUP, INC.

  (formerly, JKC Group, Inc.)

  Amended and Restated

  2002 Stock  ~~Option~~Incentive Plan

  ~~1. The Plan.~~ The 2002 Stock Option Plan (the "Plan") of JKC Group, Inc. (~~the~~ "~~Company~~JKC") ~~has been~~was adopted by the board of directors of  ~~the Company (the "Board")~~  JKC in connection with ~~the Company~~JKC's acquisition (the "Acquisition") of Magic Lantern Communications Ltd. ("Lantern") to provide for the grant of options ("Options") to acquire shares of ~~the Company~~JKC's common ~~Stock~~stock, $.01 par value ("Common Stock"). Following the Acquisition, in November, 2002, JKC was renamed the Magic Lantern Group, Inc. (the "Company"). Effective _____________, 2003, (the "Effective Date"), the board of directors of the Company (the "Board") wishes to change the name of the Plan to the "2002 Stock Incentive Plan" and to amend and restate the terms of the Plan to reflect the new name of the Company and to provide for the award of performance-based Options and Restricted Stock under the Plan.

  For purposes of the amended and restated Plan, the term "Options" includes both "Standard Options," as defined in Section 7(c)(1), and "Fixed Performance Options," as defined in Section 7(c)(2). Options granted under the Plan are not intended to be treated as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). "Restricted Stock" means shares of Common Stock subject to forfeiture awarded under Section 9. The term "Award" means any Option or Restricted Stock awarded under the Plan.

  Thus, the Company hereby amends and restates the Plan as follows:

  1. ~~2.~~ Purpose. The purpose of the Plan is to provide an incentive to selected officers, directors and key employees of Lantern, its parent companies, MagicVision Media, Inc. and the Company, and its subsidiaries, Tutorbuddy Inc. and Sonoptic Technologies Inc. (collectively, the "Lantern Group"), to acquire or increase their proprietary interest in the Company, to continue their services to Lantern Group and to increase their efforts on its behalf.

  2. ~~3.~~ Administration. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), which shall have plenary authority in its discretion, subject only to the express provisions of the Plan and of Code section 422, to (a) select the recipients of  ~~Options~~Awards ("Grantees"), (b) determine the type or types of Awards to be issued to each Grantee, (c) determine the number of shares of Common Stock subject to each ~~Option~~Award and the terms of the ~~Option~~Award issued to each Grantee, (~~c~~d) adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings, (~~d~~e) decide all questions and settle all controversies and

  B1

  disputes of general applicability that may arise in connection with the Plan, and (~~e~~f) amend certain terms of the Plan as provided in Section ~~9.~~11. Except as provided in Section  ~~7,~~6, in granting  ~~Options~~Awards under the Plan, the Committee shall consider the position held by the Grantee with the Lantern Group, the nature and value of his or her services and accomplishments, the present and potential contribution of the Grantee to the success of the Lantern Group and any other factors that the Committee may deem relevant. All decisions of the Committee on the foregoing matters shall be final and binding upon all persons.

  3. ~~4.~~ Effectiveness and Termination of Plan. The Plan  ~~shall become~~became effective upon the consummation of the Acquisition (the "Closing"). The Plan shall terminate on the earliest of (a) the ~~fifth anniversary of the Closing~~Expiration Date, (b) the date when all shares of Common Stock reserved for issuance under the Plan ~~shall~~ have been acquired through the grant of Restricted Stock and the exercise of Options granted under the Plan or (c) such earlier date as the Board may determine. If, pursuant to Section 11, an amendment to the Plan extending the term of the Plan to 10 years is approved by the shareholders of the Company at the next annual meeting of the shareholders, the "Expiration Date" of the Plan will be the tenth anniversary of the Closing. If the amendment is not approved, the Expiration Date of the Plan will be the fifth anniversary of the Closing. Any ~~Option~~Award outstanding at the time the Plan terminates shall remain in effect in accordance with its terms and conditions and those of the Plan.

  4. ~~5.~~ The Common Stock. The aggregate number of shares of Common Stock issuable under the Plan shall be 4,500,000 or the number and kinds of shares of capital stock or other securities substituted for the Common Stock as provided in Section ~~8.~~10. The aggregate number of shares of Common Stock issuable under the Plan may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of shares of Common Stock held in or acquired for the treasury of the Company. All shares of Common Stock subject to an Option that terminates unexercised and all shares of Restricted Stock forfeited for any reason may thereafter be subjected to a new ~~Option~~Award under the Plan.

  5. ~~6.~~ Option Agreement. Each Grantee shall enter into a written agreement with the Company setting forth the terms and conditions of the  ~~Option~~Award issued to the Grantee, consistent with the Plan~~,~~ (the "Award Agreement"). Award Agreements pertaining solely to Options will be substantially in the form annexed hereto as Annex A (each, ~~an~~a "Standard Option Agreement") or Annex B (each, a "Fixed Performance Option Agreement"). No Grantee shall have rights in any  ~~Option~~Award unless and until a written  ~~Option~~Award Agreement is entered into with the Company.

  ~~7. Grant, Terms and Conditions~~

  6. Grant of ~~Options.~~ Options.

  (a) Options Options granted under the Plan may be either (i) fixed stock options that are not subject to performance based acceleration provisions ("Standard Options"), or (ii) fixed options subject to a cliff vesting period and acceleration of vesting upon the attainment of specified performance goals ("Fixed Performance Options").

  (b) ~~(a)~~ Initial Grants. In accordance with the Acquisition agreement, Options ~~shall be~~were issued at the Closing to the following Grantees, exercisable for the respective number of shares of Common Stock set forth opposite their names below ("Initial Grants") for a term of up to three years, subject to the vesting provisions of Section 7(~~d~~c)(1), at an exercise  ~~prices~~price equal to the closing price of the Common Stock on the American Stock Exchange (the "AMEX") on a trading day selected by the Company prior to mailing its definitive proxy materials relating to the Acquisition:

  B2

Name of Grantee	Shares Subject to Initial Grant
Harvey Gordon	500,000
Dale Kearns	75,000
Howard Balloch	250,000
Michael R. Mackenzie	250,000
Michael Lobsinger	250,000
Richard Geist	200,000
Richard Siskind	200,000

  As of the Effective Date, all Initial Grants will continue in effect and the Options awarded under the Initial Grants will be subject to the provisions of this amended and restated Plan.

  Additional Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as provided in Section ~~7~~6(~~a~~b), Options granted under the Plan shall be subject to the  ~~following~~ terms and conditions described below in Section 7:

  7. Terms and Conditions of Options.

  (a) ~~(b)~~ Price. The exercise price of an Option shall be no less than the fair market value of the Common Stock, without regard to any restriction, at the time the Option is granted. The fair market value of the Common Stock at the time of the grant shall be: (i) the closing price of the Common Stock on the trading day immediately preceding the date of the grant (the "Valuation Date") if the Common Stock is listed on a national securities exchange or the Nasdaq National Market ("NNM"); (ii) the average of the closing bid and asked prices for the Common Stock on the Valuation Date if the Common Stock is not listed on a national securities exchange or the NNM but is traded over-the-counter; or (iii) such value as the Committee shall in good faith determine if the Common Stock is neither listed on a national securities exchange or the NNM nor traded in the over-the-counter market. If the Common Stock is listed on a national exchange or the NNM or is traded over-the-counter but is not traded on the Valuation Date, then the price shall be determined by the Committee by applying the principles contained in applicable Treasury Regulations. The fair market value of the Common Stock shall be determined by, and in accordance with, procedures to be established by the Committee, whose determination shall be final.

  (b) ~~(c)~~ Payment for Common Stock. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash by check, (ii) with securities of the Company owned for at least six months by, and in the possession of, the Grantee or (iii) with any combination of cash and securities of the Company. Securities of the Company used to satisfy the exercise price of an Option shall be valued at their fair market value determined in accordance with Section 7(~~b~~a). The exercise price shall not be subject to adjustment, except as provided in Section 8.

  (c) ~~(d)~~ Duration and Exercise of Options.  ~~Options may be exercisable for terms of up to but not exceeding three years from the date of grant. Options shall be exercisable in one-third cumulative annual installments, commencing six months after the date of grant, provided that~~

  (1) Standard Options. If, pursuant to Section 11, an amendment to the Plan extending the maximum permissible term of Options to seven years (the "Proposed Amendment") is approved by the shareholders of the Company at the next annual meeting of the shareholders, Standard Options may be exercisable for terms of up to but not exceeding seven years from the date of grant, and shall be exercisable, subject to Section 7(d), in accordance with terms determined by the Committee, in its sole discretion, and set forth in a Grantee's Standard Option Agreement. If the Proposed Amendment is not approved, Standard Options may be exercisable for terms of up to but not exceeding three years from the date of grant, and shall be

  B3

   exercisable in one-third cumulative annual installments, commencing six months after the date of grant, subject to Section 7(d).

  (2) Fixed Performance Options. If, pursuant to Section 11, the Proposed Amendment is approved by the shareholders of the Company at the next annual meeting of the shareholders, a Fixed Performance Option will become 100% vested and exercisable on the date specified in the Grantee's Fixed Performance Option Agreement, for a period that ends no later than seven years from the date of grant (the "Fixed Vesting Period"), subject to Section 7(d). If the Proposed Amendment is not approved, the Fixed Vesting Period will end no later than three years from the date of grant, subject to Section 7(d).

  If the Performance Goals established by the Committee and specified in the Grantee's Award Agreement in accordance with Section 8 are attained, the vesting period will accelerate and the Grantee will be permitted to exercise all or a portion of the Option before the Fixed Vesting Period in accordance with the provisions and schedules set forth in the Grantee's Award Agreement. Subject to the foregoing provisions and Section 8, the terms, conditions and limitations applicable to any Fixed Performance Options made pursuant to this Plan will be determined by the Committee.

  (d) Change of Control. Notwithstanding anything in Section 7(c), an unvested Option shall automatically become 100% vested upon any Change of Control (as defined below) or any action by the Board in contemplation of a transaction that would result in a Change of Control. "Change of Control" shall mean an event or series of events by which (i) any person (as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities of the Company, (ii) the Company conveys, transfers, sells or leases all or substantially all of its assets to any person other than to a wholly owned subsidiary of the Company, (iii) the shareholders of the Company approve any plan of liquidation or dissolution of the Company or (iv) during any period of 12 consecutive months, individuals who, at the beginning of that period, constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Common Stockholders of the Company, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

  (e) Termination of Employment. Except as otherwise determined by the Committee at the time of an Option grant and provided in the related  ~~Option~~Award Agreement, (~~a~~i) upon the termination of a Grantee's employment or directorship for any reason other than Cause (as defined below), the Grantee may, within three months following termination, exercise the Option for all or any part of the shares subject thereto in which the right to purchase Common Stock had accrued or vested at the time of termination of employment, and (~~b~~ii) if the employment or directorship of a Grantee is terminated for Cause, the Grantee's rights under any then outstanding Option shall terminate at the time of termination. "Cause" shall mean the Grantee's material malfeasance or nonfeasance in the performances of his duties as a director, officer or employee of the Company. Any portion of an Option that is unvested at the time of termination for any reason will be cancelled.

  (f) Transferability of Option. No Option shall be transferable except by will or the laws of descent and distribution. An Option shall be exercisable during the Grantee's lifetime only by the Grantee.

  (g) Other Terms and Conditions. Option agreements may contain any other provisions not inconsistent with the Plan that the Committee deems appropriate.

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  8. Performance Goals. "Performance Goals" are certain pre-established, objective performance goals established by the Committee in its discretion and specified in the Grantee's Award Agreement. A Performance Goal may be based on one or more business criteria that apply to the Grantee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, earnings before interest and taxes, operating income, stock price, market share, earnings per share, improvement of working capital ratios, return on equity, return on assets, sales growth or decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in a writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

  9. Restricted Stock. The Committee may award shares of Restricted Stock under the Plan and impose such restrictions or conditions on the vesting of the Restricted Stock as it, in its sole discretion, deems appropriate, including the attainment of Performance Goals. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. Subject to the provisions of the Plan, all terms and conditions associated with the grant of Restricted Stock will be determined by the Committee in its discretion and specified in the Grantee's Award Agreement.

  Shares of Restricted Stock are subject to forfeiture in accordance with terms established by the Committee and specified in the Grantee's Award Agreement. Until the forfeiture provisions of a share of Restricted Stock expire, the Grantee's rights to the share may not be sold, assigned, transferred, pledged or otherwise encumbered. Shares of Restricted Stock will be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock will be registered in the name of the Grantee and, unless otherwise determined by the Committee, will be deposited by the Grantee, together with a stock power endorsed in blank, with the Company. All certificates representing Restricted Stock will bear a legend as deemed appropriate by the Committee after consultation with legal counsel. On the vesting of the shares of Restricted Stock, the Company will cause to be issued and delivered to the Grantee (or to his or her legal representatives, beneficiaries or heirs) certificates evidencing the vested shares of stock, free of the legend described above.

  10. ~~8.~~ Adjustment for Changes in the Common Stock.

  (a) Changes in Common Stock. In the event the shares of Common Stock, as presently constituted, ~~shall be~~are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or a successor of the Company (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then there shall be substituted for or added to each share of Common Stock theretofore or thereafter subject to an  ~~Option~~Award the number and kind of shares of capital stock or other securities into which each outstanding share of Common Stock ~~shall be~~is so changed, or for which each such share ~~shall be~~is exchanged, or to which the holder of each such share ~~shall be~~is entitled, as the case may be. The price and other terms of outstanding ~~Options~~Awards shall also be appropriately amended to reflect the foregoing events. In the event there  ~~shall be~~is any other change in the number or kind of outstanding shares of the Common Stock, or of any capital stock or other securities into which the Common Stock ~~shall have~~has been changed or for which it  ~~shall have~~has been exchanged, if the Committee ~~shall~~, in its sole discretion,  ~~determine~~determines that the change equitably requires an adjustment in any ~~Option~~Award theretofore granted or which may be granted under the Plan, then adjustments shall be made in accordance with its determination.

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  (b) Fractional Shares. Fractional shares resulting from any adjustment in ~~Options~~Awards pursuant to this Section  ~~8~~10 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an ~~Option~~Award that ~~shall have~~has been so adjusted, and the adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

  (c) Extraordinary Transactions. Notwithstanding Section ~~8~~10(a), in the event of the disposition of all or substantially all of the assets of the Company, or the dissolution of the Company, or the merger or consolidation of the Company with or into any other Company, or the merger or consolidation of any other entity into the Company, or the making of a tender offer to purchase all or a substantial portion of outstanding Common Stock, the Committee shall have the power to amend all outstanding Options (upon such conditions as it ~~shall deem~~deems appropriate) to (i) permit the exercise of Options prior to the effective date of the transaction and to terminate all unexercised Options as of that date, or (ii) require the forfeiture of all Options, provided the Company pays to each Grantee the excess of the fair market value of the Common Stock subject to the Option, determined in accordance with Section 7(~~b~~a), over the exercise price of the Option, or (iii) make any other provisions that the Committee deems equitable.

  11. ~~9.~~ Amendment of the Plan. The Committee may amend the Plan, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any ~~Option~~Award in the manner and to the extent deemed desirable to carry out the Plan without action on the part of the Company's shareholders; provided that, except as provided in Section 8 and this Section ~~9,~~11, unless the Company's shareholders ~~shall~~ have first approved thereof, (a) the total number of shares of Common Stock subject to the Plan shall not be increased, (b) no Option shall be exercisable more than three years after the date it is granted, (c) the expiration date of the Plan shall not be extended and (d) no amendment shall (i) permit the exercise price of any Option to be less than the fair market value of the Common Stock at the time of grant, (ii) increase the number of shares of Common Stock to be received on exercise of an Option, (iii) materially increase the benefits accruing to a Grantee under an Option or (iv) modify the eligibility requirements for participation in the Plan.

  12. ~~10.~~ Interpretation and Construction. The interpretation and construction of any provision of the Plan by the Committee shall be final, binding and conclusive for all purposes.

  13. ~~11.~~ Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan will be used for general corporate purposes.

  14. ~~12.~~ No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Grantee to exercise an Option.

  15. ~~13.~~ Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuance of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge any Grantee.

  16. ~~14.~~ Expenses of the Plan. All of the expenses of administering the Plan shall be paid by the Company.

  17. ~~15.~~ Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Common Stock issuable upon exercise of an Option or grant of Restricted Stock unless and until it is advised by its

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  counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any national securities exchange upon which shares of Common Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of certificates to comply with any of those laws, regulations or requirements.

  Adopted as of ~~August 2, 2002~~___________, 2003

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MAGIC LANTERN GROUP, INC.

Proxy for the Annual Meeting of Stockholders

November 3, 2003,
The Harvard Faculty Club
20 Quincy Street, Cambridge, Massachusetts 01238

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert A. Goddard and Howard Balloch, and each of them, with full power of substitution, as Proxies to vote the Common Stock of the undersigned at the aforementioned Annual Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as follows:

(Continued and to be signed on the reverse side)

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